CONTRIBUTION AGREEMENT

         THIS CONTRIBUTION AGREEMENT ("Agreement") is made and entered into effective the 22nd day of November, 1999, by and between REDBALL, LLC, a Minnesota limited liability company (the "Company") and AG-CHEM EQUIPMENT CO., INC., a Minnesota corporation (the "Contributor").

                                    RECITALS

         WHEREAS, the Contributor desires to acquire a total of one hundred thousand (100,000) membership units (the "Membership Units") of the Company in exchange for the contribution of One Million Dollars ($1,000,000) to the Company by the Contributor; and

         WHEREAS, the Company is willing to issue the Membership Units to the Contributor subject to the terms and conditions of this Agreement;

         NOW, THEREFORE, in consideration of the foregoing recitals, the capital contribution contemplated herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged the parties hereto agree as follows:

         1.) Contribution. The Contributor hereby contributes to the Company (the "Contribution") One Million Dollars ($1,000,000) in consideration for the Membership Units and subject to the execution of the Member Control Agreement of even date herewith (the "Member Control Agreement").

         2.) Assumption of Liabilities. In connection with the Contribution, the Company shall not assume any obligations of the Contributor of any kind or nature whatsoever.

         3.) Terms Governing Membership Units. The Contributor acknowledges that the Membership Units, and all of the Contributor's rights in the Company, shall be subject to and controlled by the terms of the Member Control Agreement, the Company's Articles of Organization, the Company's Operating Agreement (if any) and the Minnesota Limited Liability Company Act, Chapter 322B of the Minnesota Statutes. Without limiting the foregoing, the Contributor acknowledges that the Membership Units are not freely transferable and may, in fact, be prohibited from sale for an extended period of time and that, as a consequence thereof, the Contributor must bear the economic risk of an investment in the Membership Units for an indefinite period of time and may have extremely limited opportunities to dispose of the Membership Units.

         4.) Representations and Warranties of the Contributor. The Contributor represents and warrants to the Company as follows:

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         (a) No Conflict; Required Consents. To the best of the Contributor's knowledge, the execution and delivery by the Contributor of this Agreement, the Member Control Agreement or any other document related thereto and the consummation by the Contributor of the transactions contemplated thereby do not and will not: (a) require the consent, approval or action of, or any filing or notice to, any corporation, firm, person or other entity or any public, governmental or judicial authority; (b) violate the terms of any instrument, document or agreement to which the Contributor is a party or by which the Contributor or the property of the Contributor is bound, or be in conflict with, result in a breach of or constitute (upon the giving of notice or lapse of time or both) a default under any such instrument, document or agreement; or (c) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any federal, state, county, municipal, or foreign court or governmental authority applicable to the Contributor relating to the Contribution.

         (b) Compliance with Laws. INTENTIONALLY OMITTED.

         (c) Assets. INTENTIONALLY OMITTED.

         (d) Title to Assets. INTENTIONALLY OMITTED.

         (e) Litigation; Judgments. To the best of the Contributor's knowledge, there is no action, proceeding or investigation pending or threatened against or involving relating to the Contribution, nor is there any action or proceeding pending or threatened before any court, tribunal or governmental body seeking to restrain or prohibit or to obtain damages or other relief in connection with the consummation of transactions contemplated by this Agreement, or which might adversely affect the Contributor's ability to consummate the transactions contemplated by this Agreement, the Member Control Agreement or any other documents related thereto.

         (f) Insurance. INTENTIONALLY OMITTED.

         (g) Material Contracts. INTENTIONALLY OMITTED.

         (h) Intellectual Property. INTENTIONALLY OMITTED.

         (i) Solvency. Before and after the Contribution, the Contributor is not bankrupt or insolvent, and has a positive net worth.

         (j) Relationship with Customers and Insurance Company. INTENTIONALLY OMITTED.

         (k) Full Disclosure. This Agreement and the exhibits and schedules attached hereto disclose all facts material to the acceptance of the Contribution. No statement contained herein in or in any certificate, schedule, list, exhibit, document, agreement or other instrument furnished by the Contributor or its representatives contains or will contain any


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         untrue statement of any material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

         5.) Investment Purpose in Acquiring Membership Units. The Contributor acknowledges that the Membership Units have not been registered under the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws, and that the Membership Units will be issued to the Contributor in reliance on exemptions from the registration requirements of the Act and applicable state securities laws and in reliance on the Contributor's representations and agreements contained herein. The Contributor is acquiring the Membership Units for its own account for investment purposes only and not with a view to their resale or distribution. The Contributor has no present intention to divide its participation with others or to resell or otherwise dispose of all or any part of the Membership Units. Furthermore, the Contributor represents and warrants the following relating to its investment in the Membership Units:

         (a) The Contributor is a corporation organized under the laws of the State of Minnesota with a principal place of business at the address set forth below.

         (b) The Contributor's taxpayer identification number is correctly set forth below.

         (c) The Contributor has full legal right, power and authority to enter into and perform this Agreement.

         (d) The Contributor: (i) has a preexisting personal or business relationship with the Company or one or more of its managers, governors or other Members, or (ii) by reason of the Contributor's business or financial experience, or by reason of the business or financial experience of the Contributor's financial advisor who is unaffiliated with and who is not compensated, directly or indirectly, by the Company or any affiliate or selling agent of the Company, the Contributor is capable of evaluating the risks and merits of this investment and of protecting the Contributor's own interests in connection with this investment.

         (e) The Contributor has obtained all information about the Company which the Contributor considers necessary, relevant and advisable to the decision to purchase the Membership Units. The Contributor has also had the opportunity to ask questions of, and to receive answers from, the Company or an agent or a representative of the Company concerning the terms and conditions of the investment and the business and affairs of the Company and to obtain any additional information the Contributor deems necessary to verify such information.

         (f) The Membership Units acquired hereunder were not advertised for sale to the general public in any publication or by any other media or via mail or telephone.

         6.) No Delivery of Certificates. Upon acceptance of this Agreement by the Company, the books and records of the Company will be revised to reflect the Contributor's contribution as an investment in the Membership Units. No certificate evidencing the Membership Units will be issued or delivered.


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


         7.) Further Assurances. The Contributor agrees to execute and deliver any other instruments and documents, and to take such additional action, at its sole expense, as the Company may from time to time reasonably request to effect the payment of the Contribution as contemplated herein.

         8.) Survival of Representations. Each of the Contributor's representations, warranties, covenants and agreements made in this Agreement or in any other document or instrument executed and delivered in connection with the Contributor's Contribution shall survive the Company's acceptance of the same.

         9.) Indemnification. The Contributor agrees to indemnify the Company, and each current and future manager, governor and Member of the Company, against and to hold them harmless from any damage, loss, liability, claim or expense, including, without limitation, reasonable attorneys' fees, resulting from or arising out of the breach or inaccuracy of any of the representations, warranties, covenants or statements of the Contributor contained in this Agreement.

         10.) Schedules. All documents and other papers included as a part of any exhibits and schedules referred to in this Agreement are hereby incorporated into this Agreement by reference.

         11.) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Minnesota, without giving effect to any choice or conflict of law provision or rule (whether of the State of Minnesota or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Minnesota.

         12.) Counterparts. This Agreement may be executed by the Company and by the Contributor in separate counterparts, each of which shall be deemed an original.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the day and year first above written.

COMPANY:                                     CONTRIBUTOR:
REDBALL, LLC                                 AG-CHEM EQUIPMENT CO., INC.

By:  /s/ Steven Claussen                     By:  /s/ John C. Retherford
    -------------------------------              -------------------------------
    Its: President                               John C. Retherford
                                                 Senior Vice President
                                                 Chief Financial Officer

                                             Address of Contributor:
                                             Ag-Chem. Equipment Co., Inc.
                                             5720 Smetana Drive, Suite 100
                                             Minnetonka, MN 55343-9688
                                             TIN: 41-087 284 2


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